UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               November 19, 2003

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

         Flushing Financial Corporation (Nasdaq: FFIC) announced that, on November 18, 2003, the Board of Directors declared a quarterly cash dividend on its common stock of $0.11 per common share, and approved a three-for-two stock split of the Corporation's common stock to be paid in the form of a 50 percent stock dividend. Both the $0.11 quarterly cash dividend and the 50 percent stock dividend, are payable on December 15, 2003 to shareholders of record at the close of business on December 1, 2003.

Item 7(c). Exhibits

99.1.     Press release of Flushing Financial Corporation, dated November 19, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003

FLUSHING FINANCIAL CORPORATION

By:	/s/ Monica C. Passick

Name:	Monica C. Passick
Title:	Senior Vice President, Treasurer &
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated November 19, 2003	5